POWER OF ATTORNEY
                                        -----------------

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and directors of JMB Realty Corporation, the managing general partner of JMB Income Properties, Ltd. - XII, do hereby nominate, constitute and appoint
GARY NICKELE, GAILEN J. HULL, DENNIS M. QUINN or any of them, attorneys and agents of the undersigned with full power of authority to sign in the name and on behalf of the undersigned officer or directors a Report on Form 10-K of said partnership for the fiscal year ended December 31, 1993, and any and all amendments thereto, hereby ratifying and confirming all that said attorneys and agents and any of them may do by virtue hereof.

       IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney the 26th day of January, 1994.



STUART C. NATHAN
_________________________               Executive Vice President and Director of
Stuart C. Nathan                        General Partner

A. LEE SACKS
_________________________               Director of General Partner
A. Lee Sacks



       The undersigned hereby acknowledge and accept such power of authority to sign, in the name on behalf of the above named officer and directors, a Report on Form 10-K of said partnership for the fiscal year ended December 31, 1993, and any and all amendments thereto, the 26th day of January, 1994.



                                              GARY NICKELE
                                              ______________________
                                              Gary Nickele

                                              GAILEN J. HULL
                                              ______________________

                                              Gailen J. Hull

                                              DENNIS M. QUINN
                                              ___________________________
                                              Dennis M. Quinn